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                                                                    EXHIBIT 23.5


                        INTERNATIONAL DATA CORPORATION
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International Data Corporation
5 Speen Street
Framingham, MA 01701
(508)-872-8200

References to International Data Corporation to be used in S-1 registration statement:

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International Data Corporation, or IDC, forecasts that the United States market for IT services will grow from an estimated $139 billion in 1998 to $207 billion in 2002. IDC forecasts that the IT systems services segment of the worldwide IT services market will grow at a compound annual growth rate of approximately 12% over this period.
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The Undersigned hereby consents to the references to the Undersigned included in the Registration statement on form S-1 and any amendment thereto.


/s/ Alexa McCloughan
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Signed

Alexa McCloughan
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Name

Sr. Vice President    7/9/99
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Title/Date